UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 24, 2011

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California		94163
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 24, 2011, Wells Fargo & Company (the “Company”) submitted a redemption notice to the property trustee for each trust listed below, which will result in the redemption of the trust preferred securities identified below on the redemption date specified for each security. Under applicable regulatory capital guidelines issued by bank regulatory agencies, upon notice of redemption, the trust preferred securities will no longer qualify as Tier 1 capital for the Company. These redemptions are consistent with the capital plan the Company submitted to the Federal Reserve Board and the actions the Company previously announced on March 18, 2011, and will be funded with excess cash currently available to the Company.

Trust	Security	Principal Amount	CUSIP	Redemption Date
United Bancorporation of Wyoming Capital Trust III	Floating Rate Capital Securities	$15,000,000	9133699A4	December 15, 2011
Placer Statutory Trust IV	Capital Securities	$25,000,000	72607AAA1	December 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS FARGO & COMPANY

DATED: October 24, 2011	/s/ Barbara S. Brett
Barbara S. Brett
Senior Vice President and Assistant Treasurer

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